EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 26, 2016, relating to the financial statements and financial highlights which appear in the December 31, 2015 Annual Reports to Shareholders of Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Equity Growth Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio, Goldman Sachs Growth Strategy Portfolio, Goldman Sachs Satellite Strategies Portfolio, Goldman Sachs Dynamic Allocation Fund, Goldman Sachs Absolute Return Tracker Fund, Goldman Sachs Commodity Strategy Fund, Goldman Sachs International Real Estate Securities Fund, Goldman Sachs Real Estate Securities Fund, Goldman Sachs Managed Futures Strategy Fund, Goldman Sachs Dynamic Commodity Strategy Fund, Goldman Sachs Global Real Estate Securities Fund, Goldman Sachs International Equity Dividend and Premium Fund, Goldman Sachs International Tax-Managed Equity Fund, Goldman Sachs U.S. Tax-Managed Equity Fund, Goldman Sachs U.S. Equity Dividend and Premium Fund, and Goldman Sachs Long Short Fund. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

April 29, 2016